UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 10, 2026

Sionna Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42504	84-2801521
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Sionna Therapeutics, Inc.

21 Hickory Drive, Suite 500
Waltham, MA 02451
(Address of principal executive offices, including zip code)

617-819-2020

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SION	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On August 10, 2026, Sionna Therapeutics, Inc., or the Company, announced topline data from both its PreciSION CF Phase 2a proof-of-concept trial of SION-719 when added to current standard of care and its Phase 1 trial of SION-451-based proprietary dual combinations in healthy subjects. The Company also provided a corporate update, including that it is not advancing SION-719 as an add-on to standard of care and plans to preserve capital while evaluating next steps for its SION-451 dual combination program.

A copy of the press release announcing these matters is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of Sionna Therapeutics, Inc. dated August 10, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sionna Therapeutics, Inc.

Date: August 10, 2026	By:	/s/ Jennifer Fitzpatrick
Name: Jennifer Fitzpatrick
Title: Chief Legal Officer